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                                                                  EXHIBIT 3.18


                                    BYLAWS OF

                            SCI FINANCING CORPORATION

                             A DELAWARE CORPORATION

                                    ARTICLE I

                                  SHAREHOLDERS

         Section 1. Annual Meeting. The annual meeting of shareholders shall be held on the second Thursday in May of each year, at ten o'clock in the morning, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by law or by these bylaws. The Board of Directors may postpone the time of holding the annual meeting of shareholders for such period not exceeding sixty (60) days as they shall deem advisable.

         Section 2. Special Meeting. A special meeting of shareholders may be called at any time by the holders of at least 10 percent (10%) of the outstanding stock entitled to be voted at such meeting, by the Board of Directors, or by the President. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

         Section 3. Place. The Annual meeting of shareholders may be held at any place within or without the state of incorporation as may be designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the state of incorporation as may be designated by the President, if he shall call the meeting; or the Board of Directors, if they shall call the meeting. Meetings of shareholders shall be held at



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the principal office of the corporation unless another place is designated for meetings in the manner provided herein.

         Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

         Section 5. Quorum. The holders of at least a majority of the outstanding stock entitled to vote thereat and present in person or by proxy, shall constitute a quorum. Except as otherwise required by law, the articles of incorporation or these bylaws, the act of a majority of the stock at any meeting at which a quorum is present shall be the act of the shareholders' meeting. The shareholders present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

         Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.


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         Section 7. Voting of Shares. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter.

         Section 8. Officers. The President shall preside at and the Secretary shall keep the records of each meeting of shareholders, and in the absence of either such officer, his duties shall be performed by some person appointed by the meeting.

         Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders' meeting, arranged in alphabetical order, with the address of and number of share held by each, shall be prepared by the Secretary and filed at the registered office of the corporation and subject to inspection by any shareholder during usual business hours for a period of ten
(10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. Number of Term of Office. The business and property of the corporation shall be managed and controlled by the Board of Directors, and subject to the restrictions imposed by law, by the articles of incorporation, or by these bylaws, and they may exercise all the powers of the corporation.

         The Board of Directors shall consist of not more than 7 and not less than 3. The number of directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by amendment to the bylaws.


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         Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be shareholders nor residents of state of incorporation. Any director may be removed from office by a majority vote of the shareholders at any meeting at which a quorum is present.

         Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors through less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. In case of any increase in the number of directors the additional directors shall be elected at an annual meeting or at a special meeting of shareholders called for that purpose.

         Section 2. Meeting of Directors. The directors may hold their meetings and may have an office and keep the books of the corporation, except as otherwise provided by statute, in such place or places within or without the state of incorporation, as the Board of Directors may from time to time determine.

         Section 3. First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

         Section 4. Election of Officers. At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall proceed to the election of the officers of the corporation.


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         Section 5. Regular Meeting. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the directors for the time being in office.

         Section 7. Notice. The Secretary shall give notice of each special meeting in person, or by mail, or by telegraph at least two (2) days before the meeting to each director. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 8. Quorum. A majority of the directors fixed by these bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the articles of incorporation or by these bylaws.


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         Section 9. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board may determine.

         At all meetings of the Board of Directors, the President shall preside, and in the absence of the President a chairman shall be chosen by the Board from among the directors present.

         The Secretary of the corporation shall act as Secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 10. Compensation. Directors as such shall not receive any stated salary for their service, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at such regular or special meetings of the Board; provided, that nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity or receiving compensation therefor.

         Section 11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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         Section 12. Committees. The Board of Directors may by resolution provide for such standing or special committees as it from time to time deems desirable, and discontinue the same at its pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with laws, as may be assigned to it by the Board of Directors. If provision be made for any such committee, the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors.

         Section 13. Action Without Meeting. Any action permitted, or required by law, these bylaws, or by the articles of incorporation of the corporation, to be taken at a meeting of the Board of Directors or any executive may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

                                   ARTICLE III

                                    OFFICERS

         Section 1. Number, Titles and Term of Office. The officers of the corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors and may consist of one or more Executive Vice Presidents and one or more Senior Vice Presidents if being appropriate by the Board of Directors), a Treasurer, and a Secretary, and such Assistant Treasurers, Assistant Secretaries or other officers as may


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be elected by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office, except that the President shall not hold the office of Secretary. None of the officers need be a director.

         Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.

         Section 4. Powers and Duties of the President. The President shall be the principal executive officer of the corporation and, subject to the Board of Directors he shall have general administrative charge, management and control of the properties and operations of the corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities, he shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, he may agree upon and execute all bonds, contracts and all other obligations in the name of the corporation, he may sign all certificates for shares of capital stock of the corporation.


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         Section 5. Vice Presidents. Each Vice President shall have the powers and duties as may be assigned to him by the Board of Directors and shall exercise the powers of the Board of Directors and shall exercise the powers of the President during that officer's absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         Section 6. Treasurer. The Treasurer shall have custody of all the funds and securities of the corporation which come into his hands. When necessary or proper, he may endorse, on behalf of the corporation, for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depositories as shall be designated in the manner prescribed by the Board of Directors, he may sign all receipts and vouchers for payments made to the corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account, he shall enter or cause to be entered regularly in the books of the corporation to be kept by him for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, he shall perform all acts incident to the position of Treasurer subject to the control of the Board of Directors, he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

         Section 7. Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as


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may be assigned to him by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         Section 8. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and committees thereof and the minutes of all meetings of the stockholders, in books provided for that purpose, he shall attend to the giving and serving of all notices; he may sign with the President in the name of the corporation, all contracts of the corporation and affix the seal of the corporation thereto; he may sign with the President all certificates for shares of the capital stock of the corporation; he shall have charge of the certificate books, transfer books and stock edgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the corporation during business hours, and he shall in general perform all duties incident to the office of Secretary, subject to the control of the Board of Directors.

         Section 9. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as may be assigned to him by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability to act.

                                   ARTICLE IV

                                 INDEMNIFICATION

         Section 1. Each director and officer of the company and any person who may have served at the request of the Company as a director or officer of another corporation in


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which it owns shares or of which it is a creditor shall be indemnified by the
Company against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative, or other claim, action, suit, or proceeding, whether by or in the right of the Company or otherwise, in which he may become involved or with which he may be threatened by reason of his being or having been a director or officer of the Company or by reason of his serving or having served at the request of the Company as a director or officer of another corporation as aforesaid, provided that, in connection with such matter, the said director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Costs and expenses indemnified shall include payments in settlement or in satisfaction of any judgment, fine or penalty.

         The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director, officer, or representative did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, or with respect to any criminal action or proceeding that he had reasonable cause to believe his conduct was unlawful.

         Section 2. Any indemnification provided for herein, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he had met the applicable standard of conduct set forth in
Section 1 hereof. Such determination shall


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be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, and a quorum of disinterested directors so directs, by independent legal counsel (who may be of counsel to the corporation) in a written opinion, or (c) by the shareholders.

         Section 3. It is specifically intended to provide indemnification with regard to acts or omissions on the part of directors or officers which may be or are adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 2 hereof that such conduct was in good faith and reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, that there was not reasonable cause for belief that the conduct was unlawful.

         Section 4. The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation itself would have the power to indemnify him against such liability under law.

         Section 5. To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof,


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may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 2 of this Article, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         Section 6. Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.

         Section 7. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer, or representative may be entitled under any other bylaw, agreement, or vote of shareholders or disinterested directors, as a matter of law or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, or representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         Section 8.

         (a) In addition, and not in lieu of, any indemnity provided under the preceding sections of this Article IV, the Company shall indemnify each director, officer or employee and each former director, officer or employee of the Company against any costs and expenses, including counsel fees, actually and necessarily incurred in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceeding,


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whether by or in the right of the Company or otherwise, in which he may become involved or with which he may be threatened with regard to any error or omission or breach of duty committed or alleged to have been committed in the discharge of his fiduciary duties, obligations or responsibilities with respect to any employee pension, deferred compensation, welfare benefit or other benefit plan, including specifically, but without limitation, plans covered under the Employee Retirement Income Security Act of 1974 (which plans are herein collectively called "employee benefit plan"), of the corporation or any other corporation in which it owns shares of capital stock, or of which it is a creditor (which entities are herein collectively called the "Company") provided, that in connection with such matter, the said director, officer or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company shall be deemed to have requested a director, officer or employee of the Company to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on or otherwise involves services by such person to such employee benefit plan or participants or beneficiaries thereof; excise taxes assessed on a person with respect to any employee benefit plan pursuant to said Act of Congress shall be deemed "fines;" and action taken or omitted by such a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries


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of the employee benefit plan, shall be deemed to be for a purpose which is not opposed to the best interest of the Company.

         Costs and expenses indemnified shall include payments in settlement of in satisfaction of any judgement, fine or penalty. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the director, officer, or employee did not act in good faith.

         (b) Any indemnification provided for herein, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because he had met the applicable standard of conduct set forth in Section 8(a) hereof. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable, or even if obtainable, and a quorum of disinterested directors so directs, by independent legal counsel (who may be of counsel to the corporation) in a written opinion, or (c) by the shareholders.

         (c) It is specifically intended to provide indemnification with regard to acts or omissions on the part of directors, officers or employees which may be or adjudged to constitute negligence, misrepresentations, slander, libel, misconduct, or other breach of duty, but only to the extent that such indemnification may be provided for under law, and only upon a determination under Section 8(b) hereof that such conduct was in good faith.


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         (d) The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise (and "other enterprise" shall in this Section 8 be deemed to include an employee benefit plan), against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation itself would have the power to indemnify him against such liability under law.

         (e) To the extent permitted by law, expenses incurred in connection with a civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 8(b) hereof, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

         (f) Should any of the indemnification rights provided for herein be declared invalid, such declaration shall not invalidate the indemnification provisions generally, and such of the indemnification rights provided for herein as are permissible under law shall remain effective.

         (g) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any director, officer, employee or representative may be entitled under any other bylaw, agreement, or vote of shareholders or disinterested directors, as a matter of law or otherwise, both as to action in his official capacity and as to action in another


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capacity while holding such office or performing such of his duties and shall continue as to a person who has ceased to be a director, officer, employee or representative and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 1. Certificates of Shares. The certificates for shares of the capital stock of the corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and also by the Secretary of an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of this corporation or a facsimile thereof. Where any such certificate is countersigned by a transfer agent, or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation, the signatures of any such President or Vice President and Secretary or Assistant Secretary may be facsimiles. They shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

         Section 2. Transfer of Shares. The shares of stock of the corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

         Section 3. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any


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adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case, fifty (50) days. If stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as to the record date for any such determination of shareholders, such date in any case to be not more than fifty (50) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.
If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or stockholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the corporation.


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                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

         Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the corporation required by law, shall be the principal place of business of the corporation in the state of incorporation but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the corporation.

         Section 2. Fiscal Year. The fiscal year of the corporation shall be such as the Board of Directors shall, by resolution, establish.

         Section 3. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors.

         Section 4. Notice and Waiver of Notice. Whenever any notice whatever is required to be given under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the books of the corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

         Section 5. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if not time be specified, at the time of its receipt by the President and Secretary. The


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acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 6. Securities of Other Corporation. The President or any Vice President of the corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

                                   ARTICLE VII

                                   AMENDMENTS

         These bylaws may be altered, amended, or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the affirmative vote of a majority of the full Board of Directors at any regular or special meeting, provided notice of said proposed amendment be contained in the notice of the meeting.


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